                          EXHIBIT 10.1

  THIRD AMENDMENT TO
EMPLOYMENT AGREEMENT

This Third Amendment, made as of February 21, 2013, by and between Minerals Technologies Inc., a Delaware corporation (the "Employer") and Joseph C. Muscari (the "Executive").

WHEREAS, the Employer and the Executive previously entered into an employment agreement, dated November 27, 2006, which was subsequently amended by the First Amendment thereto, dated as of December 18, 2008, and the Second Amendment thereto, dated as of July 21, 2010 (as amended thereby, the "Employment Agreement"); and

WHEREAS, the Employer and the Executive now wish to amend the Employment Agreement to extend its expiration date and make certain conforming revisions in connection therewith.

NOW, THEREFORE, the Employer and the Executive hereby amend the Employment Agreement, effective February 21, 2013, as follows:

1.            The second sentence of Section 1(a) is hereby amended to read as follows:

For purposes of this Agreement, "Term" shall mean a period of seven (7) years beginning on the Commencement Date and ending on the day before the seventh anniversary thereof, but not earlier than March 1, 2014.

IN WITNESS WHEREOF, the Employer and the Executive have executed and delivered this amendment effective as of the date shown above.

MINERALS TECHNOLOGIES INC.

By:	/s/ Thomas J. Meek	February 21, 2013
	Thomas J. Meek	Date
Senior Vice President, General Counsel and Secretary, Chief Compliance Officer
Date: February 21, 2013

Agreed to by:

/s/ Joseph C. Muscari	February 21, 2013
Joseph C. Muscari	Date